Exhibit 99.3

Date                                 Vested Options
--------------------------------     ------------------------------

May 29, 2009                         43,750
June 29, 2009                        43,750
July 29, 2009                        43,750
August 29, 2009                      43,750
September 29, 2009                   43,750
October 29, 2009                     43,750
November 29, 2009                    43,750
December 29, 2009                    43,750
January 29, 2010                     43,750
February 29, 2010                    43,750
March 29, 2010                       43,750
April 29, 2010                       43,750